Exhibit 10.16

Issue Date: June 27, 2011
PO Number: COGPMA265P1-1
Customer: NAVAIR PMA265
Project: Program Budget & Asset Management Tool (B&AMT)
        Proof of Concept Pilot
Start Date: July 15, 2011
End Date: October 31, 2011

NAVAIR PMA265 is designing, building and deploying a new Program, Budget & Asset Management Tool.  PMA265 requires technical expertise to configure, test and deploy an enhanced integrated Program Budget & Asset Management Tool capability.

Defense & Security Technology Group, LLC has been selected to provide System Integration services and solutions.

Phase 1 Task 1:  Cogility Complex Event Process and Data Integration Pilot and Test

PMA 265 has approved a 120-day pilot project to evaluate Cogility’s complex event processing and data integration capabilities.  The deliverables for this stage include a functional single threaded stand-alone to be used for test and analysis of budget artifacts and aviation assets.  Selection of the single threaded scenarios will be performed with PMA265 input and direction in the initial weeks of this stage.

To meet the objectives described above, for this limited scope, stand-alone unconnected system, Cogility shall:

•	Provide a limited scope management toolset to enable centralized planning, budgeting and asset management. Provide the ability to run up to 5 fixed and dynamic service life excursion types
•	Provide an integrated budget master information data model for a single product or functional area of responsibility (e.g., E/F/G Air Vehicle)
•
Provide a single enterprise process thread through the B&AMT initial system to show budget and asset management data and process integration capability across 2-3 input sources (initially with structured data source(s); data sources to be provided by Microsoft Excel)

•	Provide event-driven integration of 2 dynamic operational process templates (templates shall include demonstration of business rules management)
•	Provide rapid iterative changes to process templates to proof-of-concept system

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Cogility shall provide resources to support the following deliverables for Phase I Task 1.0:

Milestone	REPORT/DELIVERABLE	Due Date
1.1 & 1.2	• Initial Configuration Approach • B&AMT Initial Configuration Master Information Model Architecture • Single-Thread Scenario Definition • Scope and Acceptance Criteria	Contract Award + 30 Days
1.3	• Process and Business Use Case Test Documentation • Data Integration Architecture	Contract Award + 60 Days
1.4	• Version .01 Demo Test Scenarios & Acceptance	Contract Award + 90 Days
1.5	• Monthly Status Report • Version .01 Delivery • Final System Summary • Executive Summary and Key Findings	Contract Award + 120 Days

Resources (Time & Materials)

Resource	Role	Rate
Himansu Desai	• Senior Architect	$163.46 per hour
Alex Jiang	• Modeler and Developer	$122.60 per hour
Thien Pham	• User Interface • Modeler and Developer	$122.60 per hour

Buyer:		P.O. Acknowledged by:

6/27/211
Minh Le	Date	Date

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